UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2007

Hana Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32626	32-0064979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

7000 Shoreline Court, Suite 370, South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

(650) 588-6404
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 30, 2007, Hana Biosciences, Inc. (the “Company”) entered into a Facility Agreement (the “Facility Agreement”) with Deerfield Private Design Fund, L.P., Deerfield Special Situations Fund, L.P., Deerfield Special Situations Fund International Limited, and Deerfield Private Design International, L.P. (collectively, the “Lenders”). Pursuant to the Facility Agreement, the Company may borrow from the Lenders up to an aggregate of $30 million (the “Loan”), of which $20 million may be drawn down by the Company in as many as four installments every six months commencing October 30, 2007. Pursuant to such schedule, the Company drew down $7.5 million on November 1, 2007. The remaining $10 million of the Loan is subject to disbursement in three installments upon the achievement of clinical development milestones relating to the Company’s Marqibo and menadione product candidates. The Lenders’ obligation to disburse Loan proceeds expires October 30, 2010 and the Company must repay all outstanding amounts owing under the Loan no later than October 30, 2013. The Company is also required to make quarterly interest payments, at the rate of 9.85% per annum, in arrears. In accordance with the Facility Agreement, the Company paid a Loan commitment fee of $1,050,000 to an affiliate of the Lenders. The Company also made customary representations and warranties and affirmative and negative covenants in favor of the Lenders under the Facility Agreement.

In order to secure the Company’s obligations under the Loan and Facility Agreement, the Company granted to the Lenders a security interest in all of its assets, subject to specified exceptions, pursuant to the terms of a Security Agreement between the Company and the Lenders entered into October 30, 2007.

Upon entering into the Facility Agreement, and as additional consideration for the Loan, the Company also issued to the Lenders two series of 6-year warrants to purchase an aggregate of 5,225,433 shares of the Company’s common stock at an exercise price of $1.31 per share (subject to adjustment for stock splits, combinations and similar events), which represented the closing bid price of the Company’s common stock as reported on the Nasdaq Global Market on October 30, 2007. One series of such warrants represents the right to purchase 4,825,433 shares, which equals 15% of the Company’s currently issued and outstanding shares of common stock (the “Initial Warrants”). The Initial Warrants contain an anti-dilution feature so that, as the Company issues additional shares of its common stock during the term of the warrant, the number of shares purchasable under the Initial Warrants is automatically increased so that they always represent 15% of the Company’s then outstanding common stock. The Company may buy out the Lenders’ rights under the anti-dilution provision of the Initial Warrants after October 30, 2010 by paying $2.5 million, or after October 30, 2011 by paying $1.5 million. The second series of warrants, representing the right to purchase an aggregate of 400,000 shares, is identical in form except that it does not contain such anti-dilution feature (the “Additional Warrants”). If and when the Company draws down the portion of the Loan conditioned upon the achievement of clinical development milestones relating to Marqibo and menadione, the Company is required to issue additional warrants to the Lenders which would represent the right to purchase an additional number of shares of common stock equal to 3.5% of the Company’s then outstanding shares if the Company drew down the entire $10 million subject to milestone achievement (the “Milestone Warrants” and collectively with the Initial Warrants and Additional Warrants, the “Warrants”)). The Milestone Warrants, which will also be exercisable at $1.31 per share, will be identical in form as the Initial Warrants, including the Company’s right to buy-out the anti-dilution feature of such warrants. The Warrants may not be exercised by the Lenders to the extent that their beneficial ownership of the Company’s common stock, as determined in accordance with Section 13(d) of the Securities Exchange Act, would exceed 9.98%.

The Company also entered into a Registration Rights Agreement with the Lenders, which requires the Company to file, on or before November 19, 2007, a registration statement covering the resale of the shares issuable upon exercise of the Warrants issued upon entry into the Facility Agreement. The Company is required to use its best efforts to obtain the effectiveness of such registration statement (i) within 7 days from the date the Company receives notice from the SEC that such registration statement will not be reviewed, or (ii) if the SEC issues comments to such registration statement, within 120 days of the earlier of the date the registration is statement is filed or required to be filed. If the Company fails to timely file the registration statement by such filing deadline or obtain its effectiveness by such 7 or 120-day periods, as applicable, the Company is required to make cash payments to the Lenders at an annual rate equal to 18% of the Black-Sholes value of the subject warrants for each day it is in default of such obligations.

Prior to October 30, 2007, according to a Schedule 13G/A filed March 30, 2007, the Lenders beneficially owned approximately 5.1% of the Company’s outstanding common stock. Aside from their beneficial ownership of the Company’s common stock, the Company had no prior relationship with the Lenders.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The disclosures set forth under Item 1.01 above are hereby incorporated by reference under this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The Warrants issued to the Lenders were not be registered under the Securities Act of 1933, as amended (the “Securities Act”) at the time of issuance, and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. For these issuances, the Company relied on the exemption from federal registration under Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder, based on the Company’s belief that the offer and sale of the Warrants did not involve a public offering as each Lender was “accredited” and no general solicitation has been involved.

The disclosures set forth under Item 1.01 of this Current Report are incorporated by reference under this Item 3.02.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hana Biosciences, Inc.

Date: November 2, 2007	By:	/s/ John P. Iparraguirre
John P. Iparraguirre
Vice President, Chief Financial Officer

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